Exhibit 10

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is entered into as of November 25, 2014 (the “Effective Date”) by and between Skyline Corporation, an Indiana corporation (the “Company”), and             (the “Indemnitee”).

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has determined that the Company should act to provide the Indemnitee with substantial protection through insurance and indemnification against risks of claims and actions against him arising out of his service to and activities on behalf of the Company;

WHEREAS, the Indiana Business Corporation Law (the “IBCL”) authorizes indemnification of, and advancement of expenses to, directors and officers in certain situations, and the Company wishes to clarify and enhance the rights and obligations of the Company and the Indemnitee with respect to indemnification and advancement of expenses;

WHEREAS, in order to induce and encourage the Indemnitee to continue to serve as a director of the Company and in any other capacity with respect to the Company as the Company may request, including service on any committee or subcommittee of the Board of Directors, and to otherwise promote the desirable end that the Indemnitee shall resist what he considers unjustified lawsuits and claims made against him in connection with the good faith performance of his duties to the Company, with the knowledge that certain costs, judgments, penalties, fines, liabilities, and expenses incurred by him in his defense of such litigation are to be borne by the Company and he shall receive the maximum protection against such risks and liabilities as may be afforded by the IBCL, the Board of Directors has determined that the following Agreement is reasonable and prudent to promote and ensure the best interests of the Company and its shareholders; and

WHEREAS, the Company desires to have the Indemnitee continue to serve as a director of the Company and in any other capacity with respect to the Company as the Company may request, including service on any committee or subcommittee of the Board of Directors, free from undue concern for unpredictable, inappropriate, or unreasonable legal risks and personal liabilities by reason of the Indemnitee acting in good faith in the performance of the Indemnitee’s duty to the Company; and the Indemnitee desires to continue so to serve the Company, provided, and on the express condition, that he is furnished with the indemnity set forth hereinafter.

AGREEMENT

NOW, THEREFORE, in consideration of the Indemnitee’s continued service as a director of the Company, the parties hereto agree as follows:

1. Definitions. For purposes of this Agreement:

(a) A “Change in Control” will be deemed to have occurred if the individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.

(b) “Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by the Indemnitee.

(c) “Expenses” includes, without limitation, expenses incurred in connection with the defense or settlement of any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative, or legislative hearing, investigation, or any other threatened, pending, or completed proceeding, whether brought by or in the right of the Company or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative, or other nature, attorneys’ fees, witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), and any expenses of establishing a right to indemnification or advancement under Sections 9, 11, 13, and 15 hereof, but shall not include the amount of judgments, fines, ERISA excise taxes, or penalties actually levied against the Indemnitee, or any amounts paid in settlement by or on behalf of the Indemnitee.

(d) “Independent Counsel” means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a request for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement.

(e) “Proceeding” means any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative, or legislative hearing, investigation, or any other threatened, pending, or completed proceeding, whether brought by or in the right of the Company or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative, or other nature, to which the Indemnitee was or is a party or is threatened to be made a party or is otherwise involved by reason of the fact that the Indemnitee is or was a director, agent, or trustee of the Company or while a director, agent, or trustee of the Company is or was serving at the request of the Company as a director, agent, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service on any committee or subcommittee of the Board of Directors or with respect to an employee benefit plan, or by reason of anything done or not done by the Indemnitee in any such capacity, whether or not the Indemnitee is serving in such capacity at the time any expense, liability, or loss is incurred for which indemnification or advancement can be provided under this Agreement.

2. Service by the Indemnitee. The Indemnitee shall serve and/or continue to serve as a director of the Company faithfully and to the best of the Indemnitee’s ability so long as the Indemnitee is duly elected or appointed and until such time as the Indemnitee’s successor is elected and qualified or the Indemnitee is removed as permitted by applicable law or tenders a resignation in writing. This Agreement shall not be deemed an employment agreement between the Company and the Indemnitee.

3. Indemnification and Advancement of Expenses. Subject to Section 9 of this Agreement, the Company shall indemnify and hold harmless the Indemnitee, and shall pay to the Indemnitee in advance of the final disposition of any Proceeding all Expenses incurred by the Indemnitee in defending any such Proceeding, to the fullest extent authorized by the IBCL, as the same exists or may hereafter be amended, all on the terms and conditions set forth in this Agreement. Without diminishing the scope of the rights provided by this Section, the rights of the Indemnitee to indemnification and advancement of Expenses provided hereunder shall include, but shall not be limited to, those rights set forth in this Agreement, except that no indemnification or advancement of Expenses shall be paid to the Indemnitee:

(a) to the extent expressly prohibited by applicable law, the articles of incorporation, or the by-laws of the Company;

(b) for and to the extent that payment is actually made to the Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, provision of the articles of incorporation or by-laws, or agreement of the Company or any other company or other enterprise where the Indemnitee is or was serving at the request of the Company (and the Indemnitee shall reimburse the Company for any amounts paid by the Company and subsequently so recovered by the Indemnitee);

(c) in connection with an action, suit, or proceeding, or part thereof initiated by the Indemnitee (including claims and counterclaims, whether such counterclaims are asserted by (i) the Indemnitee, or (ii) the Company in an action, suit, or proceeding initiated by the Indemnitee), except a judicial proceeding pursuant to Section 11 to enforce rights under this Agreement, unless the action, suit, or proceeding, or part thereof, was authorized or ratified by the Board of Directors; or

(d) with respect to any Proceeding brought by or in the right of the Company against the Indemnitee that is authorized by the Board of Directors, except as provided in Sections 5, 6, and 7 below.

4. Action or Proceedings Other than an Action by or in the Right of the Company. Except as limited by Section 3 above, the Indemnitee shall be entitled to the indemnification rights provided in this Section if the Indemnitee was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any Proceeding (other than an action by or in the right of the Company) by reason of the fact that the Indemnitee is or was a director, agent, or trustee of the Company or while a director, agent, or trustee of the Company, is or was serving at the request of the Company as a director, agent, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service on any committee or subcommittee of the Board of Directors or with respect to an employee benefit plan, or by reason of anything done or not done by the Indemnitee in any such capacity. Pursuant to this Section, the Indemnitee shall be indemnified against all expense, liability, and loss (including judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement by or on behalf of the Indemnitee, and Expenses) actually and reasonably incurred by the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

5. Indemnity in Proceedings by or in the Right of the Company. Except as limited by Section 3 above, the Indemnitee shall be entitled to the indemnification rights provided in this Section if the Indemnitee was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director, agent, or trustee of the Company or while a director, agent, or trustee of the Company, is or was serving at the request of the Company as a director, agent, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service on any committee or subcommittee of the Board of Directors or with respect to an employee benefit plan, or by reason of anything done or not done by the Indemnitee in any such capacity. Pursuant to this Section, the Indemnitee shall be indemnified against all expense, liability, and loss (including judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement by or on behalf of the Indemnitee, and Expenses) actually and reasonably incurred by the Indemnitee in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which the IBCL expressly prohibits such indemnification by reason of any adjudication of liability of the Indemnitee to the Company, unless and only to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is entitled to indemnification for such expense, liability, and loss as such court shall deem proper.

6. Indemnification for Costs, Charges, and Expenses of Successful Party. Notwithstanding any limitations of Sections 3(c), 3(d), 4 and 5 above, to the extent that the Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any Proceeding, or in defense of any claim, issue, or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that the Indemnitee is otherwise entitled to be indemnified against Expenses, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith.

7. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expense, liability, and loss (including judgments, fines, ERISA excise taxes or penalties, amounts paid in settlement by or on behalf of the Indemnitee, and Expenses) actually and reasonably incurred in connection with any Proceeding, or in connection with any judicial proceeding pursuant to Section 11 to enforce rights under this Agreement, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expense, liability, and loss actually and reasonably incurred to which the Indemnitee is entitled.

8. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the maximum extent permitted by the IBCL, the Indemnitee shall be entitled to indemnification against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf if the Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to the Indemnitee’s service as a director of the Company, in any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative, or legislative hearing, investigation, or any other threatened, pending, or completed proceeding, whether of a civil, criminal, administrative, legislative, investigative, or other nature, to which the Indemnitee neither is, nor is threatened to be made, a party.

9. Determination of Entitlement to Indemnification. To receive indemnification under this Agreement, the Indemnitee shall submit a written request to the Secretary of the Company. Such request shall include documentation or information that is necessary for such determination and is reasonably available to the Indemnitee. Upon receipt by the Secretary of the Company of a written request by the Indemnitee for indemnification pursuant to Sections 4, 5, 6, 7 or 8, the entitlement of the Indemnitee to indemnification, to the extent not provided pursuant to the terms of this Agreement, shall be determined by the following person or persons who shall be empowered to make such determination: (a) the Board of Directors by a majority vote of the Disinterested Directors, if any, even if less than a quorum of the Board of Directors; (b) a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, if any, even though less than a quorum; (c) if there are no such Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written opinion addressed to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (d) in the event that a Change in Control has occurred, by Independent Counsel in a written opinion addressed to the Board of Directors, a copy of which shall be delivered to Indemnitee. Notwithstanding the foregoing, upon receipt by the Secretary of the Company of a written request by the Indemnitee for indemnification pursuant to Sections 4, 5, 6, 7 or 8 by reason of, or directly or indirectly arising out of, Indemnitee’s service on any special committee of the Board of Directors, the entitlement of the Indemnitee to indemnification shall be determined by Independent Counsel in a written opinion addressed to the Board of Directors, a copy of which shall be delivered to Indemnitee. Any Independent Counsel shall be selected by the Board of Directors and approved by the Indemnitee, except that in the event that a Change in Control has occurred, Independent Counsel shall be selected by the Indemnitee. Upon failure of the Board of Directors to so select such Independent Counsel or upon failure of the Indemnitee to so approve (or so to select, in the event a Change in Control has occurred), such Independent Counsel shall be selected upon application to a court of competent jurisdiction. The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Company not later than 60 calendar days after receipt by the Secretary of the Company of a written request for indemnification. If the person making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues, or matters at issue at the time of the determination.

10. Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of the Indemnitee’s written request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the determination as provided in Section 9 that the Indemnitee has made such request for indemnification. Upon making such request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in making any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make the requested determination with respect to indemnification within 60 calendar days after receipt by the Secretary of the Company of such request, a requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual fraud in the request for indemnification. The termination of any Proceeding described in Sections 4 or 5 by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself (a) create a presumption that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal Proceeding, had reasonable cause to believe his or her conduct was unlawful or (b) otherwise adversely affect the rights of the Indemnitee to indemnification except as may be provided herein.

11. Remedies of the Indemnitee in Cases of Determination Not to Indemnify or to Advance Expenses; Right to Bring Suit. In the event that a determination is made that the Indemnitee is not entitled to indemnification hereunder or if payment is not timely made following a determination of entitlement to indemnification pursuant to Sections 9 and 10, or if an advancement of Expenses is not timely made pursuant to Section 15, the Indemnitee may at any time thereafter bring suit against the Company in a court of competent jurisdiction in the State of Indiana seeking an adjudication of entitlement to such indemnification or advancement of Expenses. The Company shall not oppose the Indemnitee’s right to seek any such adjudication. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of Expenses), it shall be a defense that the Indemnitee did not (i) act in good faith or in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, (ii) with respect to any criminal Proceeding, have reasonable cause to believe his or her conduct was unlawful. Further, in any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such Expenses upon a final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that the Indemnitee has not met the standard described above. Neither the failure of the Company (including the Disinterested Directors, a committee of Disinterested Directors or Independent Counsel) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the standard of conduct described above, nor an actual determination by the Company (including the Disinterested Directors, a committee of Disinterested Directors or Independent Counsel) that the Indemnitee has not met the standard of conduct described above shall create a presumption that the Indemnitee has not met the standard of conduct described above, or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of Expenses hereunder, or brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 11 or otherwise shall be on the Company. If a determination is made or deemed to have been made pursuant to the terms of Section 9 or 10 that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding, and enforceable. The Company further agrees to stipulate in any court pursuant to this Section 11 that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court shall determine that the Indemnitee is entitled to any indemnification or advancement of Expenses hereunder, the Company shall pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such adjudication (including, but not limited to, any appellate proceedings) to the fullest extent permitted by law, and in any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such suit to the extent the Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of such suit, to the fullest extent permitted by law.

12. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other right that the Indemnitee may now or hereafter acquire under any applicable law, agreement, vote of shareholders or Disinterested Directors, provisions of the Company’s articles of incorporation or by-laws, or otherwise.

13. Expenses to Enforce Agreement. In the event that the Indemnitee is subject to or intervenes in any action, suit, or proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement, the Indemnitee, if the Indemnitee prevails in whole or in part in such action, suit, or proceeding, shall be entitled to recover from the Company and shall be indemnified by the Company against any Expenses actually and reasonably incurred by the Indemnitee in connection therewith.

14. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director, agent, or trustee of the Company or while a director, agent, or trustee is serving at the request of the Company as a director, agent, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service on any committee or subcommittee of the Board of Directors or with respect to an employee benefit plan, and shall continue thereafter with respect to any possible or actual claims based on the fact that the Indemnitee was a director, agent, or trustee of the Company or was serving at the request of the Company as a director, agent, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service on any committee or subcommittee of the Board of Directors or with respect to an employee benefit plan. This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators.

15. Advancement of Expenses. All Expenses incurred by the Indemnitee in defending any Proceeding described in Section 4 or 5 shall be paid by the Company in advance of the final disposition of such Proceeding at the request of the Indemnitee. To receive an advancement of Expenses under this Agreement, the Indemnitee shall submit a written request to the Secretary of the Company. Such request shall reasonably evidence the Expenses incurred by the Indemnitee and shall include or be accompanied by an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that the Indemnitee is not entitled to be indemnified for such Expenses by the Company as provided by this Agreement or otherwise. The Indemnitee’s undertaking to repay any such amounts is not required to be secured. Each such advancement of Expenses shall be made within 20 calendar days after the receipt by the Secretary of the Company of such written request. The Indemnitee’s entitlement to Expenses under this Agreement shall include those incurred in connection with any action, suit, or proceeding by the Indemnitee seeking an adjudication pursuant to Section 11 of this Agreement (including the enforcement of this provision) to the extent the court shall determine that the Indemnitee is entitled to an advancement of Expenses hereunder.

16. Severability; Prior Indemnification Agreements. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable for any reason whatsoever, (a) the validity, legality, and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not by themselves invalid, illegal, or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to the Indemnitee to the fullest enforceable extent. This Agreement shall supersede and replace any prior indemnification agreements entered into by and between the Company and the Indemnitee and any such prior agreements shall be terminated upon execution of this Agreement.

17. Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the singular or plural as appropriate.

18. Other Provisions.

(a) This Agreement and all disputes or controversies arising out of or related to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Indiana, without regard to the laws of any other jurisdiction that might be applied because of conflicts of laws principles of the State of Indiana.

(b) This Agreement may be executed in two counterparts, both of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.

(c) In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

(d) This Agreement may not be amended, modified, or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, shall preclude any other or further exercise thereof or the exercise of any other right or power.

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IN WITNESS WHEREOF, the Company and the Indemnitee have caused this Agreement to be executed as of the date first written above.

THE COMPANY:

SKYLINE CORPORATION

By:	/s/ Bruce G. Page
Name: Bruce G. Page Title: Chief Executive Officer and President

INDEMNITEE

Printed Name: